Exhibit 10.9


October 28, 2003

Bruce Merati
Chief Executive Officer
VirtGame Corp.
6969 Corte Santa Fe
Suite A
San Diego, CA 92121

Dear Mr. Wichinsky:

         The purpose of this letter agreement (the "Agreement") is to set forth the terms and conditions pursuant to which McMahan Securities Co. L.P. ("McMahan") shall serve as exclusive placement agent in connection with the proposed private offering (the "Offering") of units (the "Units") of VirtGame Corp., a Delaware corporation (the "Company"). The terms of such Offering and the Units shall be substantially in the form set forth in Exhibit A hereto, which exhibit is incorporate by reference herein.

         Upon the terms and subject to the conditions of this Agreement, the parties hereto agree as follows:

         1. APPOINTMENT. Subject to the terms and conditions of this Agreement and subject to the Company's receipt of Lighthouse Financial, LLC and Keane Securities Co, Inc.'s waiver of their first right of refusal hereinafter set forth, the Company hereby retains McMahan, and McMahan hereby agrees to act as the Company's exclusive placement agent in connection with the Offering, effective as of the date hereof. The Company expressly acknowledges and agrees that McMahan's obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by McMahan to purchase the Units and does not ensure the successful placement of the Units or any portion thereof or the success of McMahan with respect to securing any other financing on behalf of the Company.

         2. UNIT TERMS. Each Unit shall consist of 100 shares of Series B Convertible Preferred Stock, $0.00001 par value per share (the "Preferred Stock") of the Company having an aggregate liquidation preference of $100,000, and one warrant (the "Warrant") to purchase twenty-five percent (25%) of the number of shares of common stock of the Company (the Preferred Stock and Warrants are referred to herein as "Units") $0.00001 par value per share (the "Common Stock"), issuable upon conversion of the Preferred Stock as of date and time of the purchase and sale of the Units (the "Closing Date"). Subject to compliance with applicable securities laws, the Warrant and all rights thereunder are not transferable separate and apart from the Preferred Stock, except to an affiliate of such Preferred Stock holder, prior to the date on which all the outstanding shares of Preferred Stock held by such holder have been converted into Common Stock. The price at which the Preferred Stock is convertible into Common Stock, and the exercise price per share of Common Stock underlying the Warrants, shall be equal to $0.70 per share. The Preferred Stock will be convertible anytime following their issuance and the Warrants will be exercisable for five (5) years following their issuance. The gross proceeds from the Offering will be up to $6,000,000, with an over-allotment option to sell an additional $4,000,000 of Units.

         3. FEES AND COMPENSATION. In consideration of the services rendered by McMahan in connection with the Offering, the Company agrees to pay McMahan the following fees and other compensation:

(a) A cash fee payable immediately upon the closing of any portion of the Offering and equal to 10% of the aggregate selling price of the Units sold at such closing.

(b) A warrant to purchase, at an exercise price of $0.70 per share, the number of shares of Common Stock of the Company equal to 10% of the number of shares into which the Preferred Stock, included in the Units sold by the Company in the Offering, is convertible as of the Closing Date payable at the last closing. Such warrants shall be in the form of Exhibit D.

(c) A non-accountable expense allowance equal to 3% of the aggregate selling price of the Units, payable at the first closing, such non-accountable expense allowance not to exceed $100,000.

(d) All amounts payable hereunder shall be paid to McMahan out of an attorney escrow account at the closing or by such other means mutually acceptable to the Company and McMahan.

         McMahan hereby acknowledges receipt of $75,000, which such amount shall count towards any amounts due and payable to McMahan pursuant to Section 3(a) hereof, and which such amount shall be non-refundable in the event no Units are sold in the Offering.

         4. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PLACEMENT AGENT. McMahan represents and warrants to the Company and agrees that:

                  4.1 This Agreement has been duly authorized, executed and delivered and is a valid and binding agreement in accordance with its terms.

                  4.2 The consummation of the transactions contemplated herein will not result in any breach of any of the terms or conditions of or constitute a material default under any agreement or instrument to which McMahan is a party, or by which McMahan is bound, or any existing law, rule, regulation or existing order, writ injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, directed to McMahan and over which such body has jurisdiction.

                  4.3 McMahan is a broker-dealer duly registered pursuant to the provisions of the Exchange Act and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and, duly licensed as a broker-dealer under the applicable statutes and regulations of each state in which McMahan proposes to and does offer or sell the Units. McMahan agrees to maintain all of the foregoing registrations in good standing throughout the term of the offer and sale of the Units and McMahan agrees to comply with all statutes and other requirements applicable as a broker-dealer pursuant to those requirements or in respect of McMahan's activities in connection with the offer or sale of the Units.

                  4.4 Pursuant to McMahan's appointment:

                           (i) McMahan will use commercial best efforts to sell
the Units but will limit offering of the Units to persons whom it has reasonable grounds to believe and does believe are "accredited investors," as such term is defined in Regulation D.

                           (ii) McMahan will provide each offeree with a
complete copy of the Confidential Private Placement Memorandum ("PPM") and all amendments and supplement(s) thereto during the course of the Offering and prior to sale.

                           (iii) McMahan will cause its counsel to timely file
all applications or other filings necessary to qualify the Units for sale or to obtain a valid exemption from qualification to permit the lawful offer and sale of the Units in all states in which offers and sales will be made and to concurrently provide copies of all such filings to the Company. The Company shall file with the SEC such forms as are necessary for an effective exemption under Regulation D.

                           (iv) McMahan may, in its discretion, use the services
of other brokers or dealers ("Participating Dealers") in connection with the Offering and sale of the Units and may allow and pay to such Participating Dealers (but only as consideration for services rendered in placement of the Units), out of the placement fee payable to McMahan by the Company on account of the sale of the Units, an amount as determined by McMahan, in its discretion; provided that all such Participating Dealers are members in good standing of the NASD who are actually engaged in the investment banking or securities business and who have executed and delivered to McMahan a Selected Dealer Agreement in accordance with applicable NASD rules.

                           (v) In the event McMahan utilizes any sales
materials, reports or other analyses other than the PPM, McMahan will refrain from providing any such materials to any offeree of the Units unless such specific materials are approved in advance and in writing by the Company and a PPM is also delivered to a purchaser before such purchaser acquires any Units.

                           (vi) Until the termination of this Agreement, if any
event affecting the Company or McMahan shall occur which, in the reasonable opinion of the Company's counsel, should be set forth in a supplement or amendment to the PPM, McMahan agrees to distribute such supplement or amendment to all persons who have previously received a copy of the PPM from McMahan and further agrees to include such supplement or amendment in all further deliveries of the PPM. The Company will at its own expense prepare and furnish to McMahan a reasonable number of copies of that supplement or amendment for such distribution.

                           (vii) McMahan will promptly notify the Company in
writing: (A) when any event shall have occurred as a result of which any of McMahan's representations or warranties herein would not be true and (B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of (a) McMahan's ability to sell Units in any jurisdiction and (b) the qualification or registration of the Units, or of an exemption from such registration or qualification, in any jurisdiction.

                  4.5 Neither McMahan nor any of McMahan's officers, directors or controlling persons, has taken, directly or indirectly, any action designed, or which reasonably might be expected, to cause or result, under the Securities Act or otherwise, in or that has constituted, stabilization or manipulation of the price of any security of the Company or to facilitate the sale or resale of the Units.

                  4.6 McMahan has had the opportunity to (i) fully review all operations, contracts, financial statements and all such other documents of, and
(ii) ask questions and receive answers concerning, the Company, and the terms and conditions of the Offering, as well as the opportunity to obtain additional information necessary to verify the accuracy of information furnished in connection therewith, all to the extent it deems necessary to complete its due diligence obligations with respect to the Company and the Offering.

                  4.7 Neither McMahan nor any of McMahan's officers, directors, managers, members or controlling persons:

                           (i) Has been broker-dealer, placement agent or
underwriter (or performed similar functions), with respect to any registration statement which is the subject of any pending proceeding or examination under
Section 8 of the Securities Act or is the subject of any refusal order or stop order thereunder within five years prior to the date of this Agreement;

                           (ii) Is subject to any pending proceeding under Rule
261 or any similar rule adopted under Section 3(b) of the Securities Act or to an order entered thereunder within five years prior to the date of this Agreement;

                           (iii) Has been convicted within five (5) years prior
to the date of this Agreement of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission;

                           (iv) Is subject to any order, judgment or decree of
any court of competent jurisdiction temporarily or preliminary restraining or enjoining, or is subject to any order, judgment or decree or any court of competent jurisdiction entered within five years prior to the date of this Agreement permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission;

                           (v) Is subject to a United States Postal Service
false representation order entered under Section 3005 of Title 39, United States Code, within five (5) years prior to the date of this Agreement or is subject to a temporary restraining order or preliminary injunction entered under Section 3007 of Title 391 United States Code, with respect to conduct alleged to have violated Section 3005 of Title 391 United States Code;

                           (vi) Is subject to an order of the Commission entered
pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act or is subject to any order of the Commission entered pursuant to Section 203(3) or (f) of the Investment Advisers Act of 1940;

                           (vii) Is suspended or expelled from membership in or
suspended or barred from association with a member of an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or

                           (viii) Is currently the subject of a Formal Order of
Investigation issue by the Commission.

                  4.8 McMahan acknowledges that the Company reserves the right to reject any subscription in its sole discretion

         5. TERMS OF RETENTION. (a) Unless extended or terminated in writing signed by both parties hereto, this Agreement shall remain in effect until the Termination Date of November 21, 2003.

         (b) Notwithstanding anything herein to the contrary, the obligation to pay the Fees and Compensation and Expenses described in Section 3, if any, and described in all Exhibits attached hereto, each of which exhibits is incorporated herein by reference, shall survive any termination or expiration of the Agreement. It is expressly understood and agreed by the parties hereto that any private financing of equity or debt or other capital raising activity of the Company within 12 months of the termination or expiration of this Agreement, with any investors or lenders to whom the Company was introduced by McMahan or who was contacted by McMahan while this Agreement was in effect and disclosed to the Company in writing, shall result in such fees and compensation due and payable by the Company to McMahan under the same terms of Section 3 above. Upon completion of the Offering, any future renegotiation, restructuring, revision or other amendment of such Offering by and between the Company and the investors in such Offering which results in the receipt of any net new funds by the Company from such investor(s) shall be deemed to be a new financing and shall result in additional fees and compensation due and payable by the Company to McMahan under the terms of Section 3 above.

         6. RIGHT OF FIRST REFUSAL. Upon completion of the Offering, for a period of one (1) year, McMahan shall have an irrevocable right of first refusal, subject to the first right of first refusal belonging to Lighthouse Financial Group, LLC and Keane Securities Co., Inc., to provide all private financing arrangements for the Company (other than conventional banking arrangements, borrowing and commercial debt financing and discrete unrelated transactions of not more than $250,000 where no investment banking fee is being paid). McMahan shall exercise such right in writing within five (5) business days of receipt of a written term sheet describing such proposed transaction in reasonable detail.

         7. INFORMATION. The Company recognizes and confirms that in completing its engagement hereunder, McMahan will be using and relying solely on publicly available information and on data, material and other information furnished to McMahan by the Company or the Company's affiliates and agents. It is understood and agreed that in performing under this engagement, McMahan will rely upon the accuracy and completeness of, and is not assuming any responsibility for independent verification of, such publicly available information and the other information so furnished.

         8. OFFERS AND SALES ONLY TO ACCREDITED INVESTORS. Offers and sales of the Units will be made only to qualified institutional buyers (as defined in Rule 144A) and to "accredited investors" as defined in Rule 501(a) promulgated under the Securities Act.

         9. NO GENERAL SOLICITATION. The Units will be offered only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising in any form will be used in connection with the Offering of the Securities. From and after the execution of this Agreement until the completion of the Offering, the Company shall pre-clear any proposed press release which mentions this Agreement or the Offering with McMahan.

         10. MISCELLANEOUS. This Agreement, together with the Attached Exhibits A through D constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.

         If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

         We appreciate this opportunity to be of service and are looking forward to working with you on this matter.

                                       Very truly yours,

                                       McMAHAN SECURITIES CO. L.P.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Agreed to and accepted
as of the date first written above:

VIRTGAME CORP.

By:
     ------------------------------
     Bruce Merati
     Chief Executive Officer




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

                                                                       EXHIBIT A
                                                                       ---------

                          STANDARD TERMS AND CONDITIONS

1. The Company shall promptly provide McMahan with all relevant information about the Company (to the extent available to the Company in the case of parties other than the Company) that shall be reasonably requested or required by McMahan, which information shall be complete and accurate in all material respects at the time furnished.

2. McMahan shall keep all information obtained from the Company strictly confidential except: (a) information which is otherwise publicly available, or previously known to, or obtained by McMahan independently of the Company and without breach of McMahan's agreement with the Company; (b) McMahan may disclose such information to its employees and attorneys, and to its other advisors and financial sources on a need to know basis only and shall use best efforts to ensure that all such employees, attorneys, advisors and financial sources will keep such information strictly confidential; and (c) pursuant to any order of a court of competent jurisdiction or other governmental body (including any subpoena) or as may otherwise be required by law.

3. The Company recognizes that in order for McMahan to perform properly its obligations in a professional manner, it is necessary that McMahan be informed of and, to the extent practicable, participate in meetings and discussions between the Company and any prospective purchaser of the Units, relating to the matters covered by the terms of McMahan's engagement.

4. The Company agrees that any report or opinion, oral or written, delivered to it by McMahan is prepared solely for its confidential use and shall not be reproduced, summarized or referred to in any public document or given or otherwise divulged to any other person without McMahan's prior written consent, except as may be required by applicable law or regulation.

5. No fee payable to McMahan pursuant to any other agreement with the Company or payable by the Company to any agent, lender or investor shall reduce or otherwise affect any fee payable by the Company to McMahan hereunder. If McMahan engages any other broker-dealer or other finder to assist McMahan in the placement of the Offering, then the fees of such other broker-dealer or finder shall be paid by McMahan.

6. The Company represents and warrants that: (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (b) this Agreement has been duly authorized and executed by and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms; and (c) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (i) the Company's certificate of incorporation or by-laws or (ii) any agreement to which the Company is a party or by which any of its property or assets is bound.

7. Nothing contained in this Agreement shall be construed to place McMahan and the Company in the relationship of partners or joint venturers. Neither McMahan nor the Company shall represent itself as the agent or legal representative of the other for any purpose whatsoever nor shall either have the power to obligate or bind the other in any manner whatsoever. McMahan, in performing its services hereunder, shall at all times be an independent contractor.

8. This Agreement has been and is made solely for the benefit of McMahan and the Company and each of the persons, agents, employees, officers, directors and controlling persons referred to in Exhibit B and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement shall confer any rights upon, nor shall this Agreement be construed to create any rights in, any person who is not party to such Agreement, other than as set forth in this paragraph.

9. The rights and obligations of either party under this Agreement may not be assigned without the prior written consent of the other party hereto and any other purported assignment shall be null and void.

10. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

                           To the Company:

                  Bruce Merati
                  Chief Executive Officer, Chief Financial Officer, Secretary and Director
                  VirtGame Corp.
                  6969 Corte Santa Fe
                  Suite A
                  San Diego, CA 92121
                  Telephone: (858) 373-5001
                  Facsimile: (858) 373-5007

                           To McMahan:

                  500 West Putnam Avenue
                  Greenwich, CT 06830
                  Attention: Jay Glassman
                  Telephone: (203) 618-3359

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

                                                                       EXHIBIT B
                                                                       ---------

                                 INDEMNIFICATION

         The Company agrees that it shall indemnify and hold harmless, McMahan, its stockholders, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933, each as amended (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party: (a) arising out of, or in connection with, any actions taken or omitted to be taken by the Company, its affiliates, employees or agents, or any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information furnished to McMahan by or on behalf of the Company or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) with respect to, caused by, or otherwise arising out of any transaction contemplated by the Agreement or McMahan's performing the services contemplated hereunder; provided, however, the Company will not be liable under clause (b) hereof to the extent, and only to the extent, that any loss, claim, damage, liability or expense (i) is finally judicially determined to have resulted from McMahan's gross negligence or bad faith in performing such services or (ii) arises out of or is based upon the failure of McMahan, any selected dealer or any of their respective officers, employees or agents to deliver a copy of the PPM and all exhibits, amendments and supplements thereto to an Investor at or prior to the sale of Units to such Investor or (iii) arises out of or is based upon any untrue or statement of any material fact contained in the PPM or any amendment or supplement thereto, or the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case in reliance upon and in conformity with information furnished to the Company by McMahan or on its behalf specifically for use in therein.

         Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Company under this Exhibit B, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this section except to the extent the defense of the claim is prejudiced by such omission or delay. In case any such action is brought against an Indemnified Party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to the Indemnified Party under this section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Company has been advised in writing that such investigation is being undertaken). The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party.

         If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the Company shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and McMahan on the other, from the transaction or proposed transaction under the Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and McMahan on the other, but also the relative fault of the Company and McMahan; provided, however, in no event shall the aggregate contribution of McMahan and/or any Indemnified Party be in excess of the net compensation actually received by McMahan and/or such Indemnified Party pursuant to this Agreement.

         The Company shall not settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder, unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

         In the event any Indemnified Party shall incur any expenses covered by this Exhibit B, the Company shall reimburse the Indemnified Party for such covered expenses within ten (10) business days of the Indemnified Party's delivery to the Company of an invoice therefor, with receipts attached. Such obligation of the Company to so advance funds may be conditioned upon the Company's receipt of a written undertaking from the Indemnified Party to repay such amounts within ten (10) business days after a final, non-appealable judicial determination that such Indemnified Party was not entitled to indemnification hereunder.

         The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of McMahan 's engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company's business or assets.

                                                                       EXHIBIT C
                                                                       ---------

                                  JURISDICTION

         The Company and McMahan each hereby irrevocably: (a) submits to the jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for the purposes of any suit, action or other proceeding arising out of the Agreement between the Company and McMahan which is brought by or against the Company or McMahan; (b) agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court; and (c) to the extent that the Company or McMahan has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company and McMahan each hereby waives, to the fullest extent permitted by law, such immunity. The prevailing party in any litigation respecting this Agreement shall be entitled to an award of its costs, including reasonable attorneys' fees, in connection therewith.

         The Company and McMahan each waives, and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that: (a) it is not personally subject to the jurisdiction of any such court; (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) with respect to it or its property; (c) any such suit, action or proceeding is brought in an inconvenient forum; (d) the venue of any such suit, action or proceeding is improper; or (e) this Agreement may not be enforced in or by any such court. Each party waives any right to jury trial in any action between them.

         Any process against the Company or McMahan in, or in connection with, any suit, action or proceeding filed in the United States District Court for the District of New York or any other court of the State of New York, arising out of or relating to this Agreement or any transaction or agreement contemplated hereby, may be served personally, or by first class mail or overnight courier (with the same effect as though served personally) addressed to the party being served at the address set forth in the Agreement between the Company and McMahan.

         Nothing in these provisions shall affect any party's right to serve process in any manner permitted by law or limit its rights to bring a proceeding in the competent courts of any jurisdiction or jurisdictions or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

December 22, 2003


Mr. Bruce Merati,
Chief Executive Officer
VirtGame Corp.
6969 Corte Santa Fe, Suite
San Diego, CA  92121

Dear Mr. Merati:

         The letter sets forth our mutual agreement to extend the termination date of the Placement Agent Agreement, dated October 28, 2003, between VirtGame Corp. and McMahan Securities Co. L.P. ("McMahan") from November 21, 2003 to December 31, 2003.

         As a result of the foregoing extension, and as a condition to the closing of the offering, McMahan agrees to provide each investor with a supplement to VirtGame's Confidential Private Placement Memorandum in the form attached hereto and to obtain from each investor a duly executed acknowledgement as set forth on the attached supplement.

         Except as set forth above, all other terms and conditions of the Placement Agent Agreement will remain in effect and unchanged.

         Please confirm your assent to this agreement by signing and returning to us a duplicate copy of this letter.

                                            Very truly yours,

                                            McMAHAN SECURITIES CO. L.P.

                                            By:
                                                ------------------------------


Agreed to and accepted as of
the date first written above:

VIRTGAME CORP.

By:
    ---------------------------------
    Bruce Merati, President